UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 15, 2009

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
Bowie, Maryland	20716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2544

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____               Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

____               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____               Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4(c))

Section 8 – Other Events

Item 8.01. Other Events

On July 15, 2009, Old Line Bancshares, Inc. (“Bancshares”) repurchased all 7,000 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A, that it issued and sold to the United States Department of the Treasury (“Treasury”) on December 5, 2008 pursuant to Treasury’s Capital Purchase Program under the Troubled Asset Relief Program.  The aggregate purchase price paid by Bancshares to Treasury for the Preferred Stock was $7,058,333.33, including $58,333.33 of accrued and unpaid dividends.

Bancshares will make a determination within 15 days of the repurchase if it will deliver to the Treasury a notice of intent to repurchase the outstanding Warrant for 141,892 shares of its common stock that was issued to Treasury in connection with its purchase of the Series A Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: July 15, 2009	By:	/s/Christine M. Rush
Christine M. Rush, Chief Financial Officer